First Niagara Financial Group, Inc.
Exhibit 99.1 - Summary of Quarterly Financial Data

                                                                  2004                                     2003
                                                      ----------------------------     --------------------------------------------
                                                        June 30,        March 31,      December 31,    September 30,      June 30,
                                                      -----------      -----------     ------------    -------------    -----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                          $ 5,025,940        4,979,890       3,589,507        3,533,430       3,561,646
Total interest-earning assets                         $ 4,384,094        4,335,885       3,261,953        3,195,743       3,250,449
Fed funds and other short-term investments            $     3,230           32,373         124,255          134,482         159,675
Securities, at amortized cost                         $ 1,214,248        1,232,352         846,450          753,193         806,552
Loans:
   Real estate:
    Residential                                       $ 1,162,544        1,154,084         948,877          965,486         987,426
    Home equity                                       $   227,544          221,486         179,282          176,269         168,725
    Commercial and multi-family                       $ 1,014,178          970,516         653,976          631,041         589,122
    Commercial construction                           $   135,359          107,323          86,154          102,625         111,492
                                                      -----------      -----------     -----------      -----------     -----------
      Total real estate loans                         $ 2,539,625        2,453,409       1,868,289        1,875,421       1,856,765
                                                      -----------      -----------     -----------      -----------     -----------

   Commercial business                                $   417,027          402,261         215,000          225,561         221,316
   Consumer                                           $   193,608          207,834         202,630          201,092         197,364
   Net deferred costs and discounts                   $     9,761           10,394           8,704            8,688           9,082
                                                      -----------      -----------     -----------      -----------     -----------
      Total loans                                     $ 3,160,021        3,073,898       2,294,623        2,310,762       2,284,527
   Allowance for credit losses                        $    41,434           40,766          25,420           25,219          24,781
                                                      -----------      -----------     -----------      -----------     -----------
      Loans, net                                      $ 3,118,587        3,033,132       2,269,203        2,285,543       2,259,746
Goodwill and other intangibles                        $   347,936          348,980         114,698          115,084         107,803

Total interest-bearing liabilities                    $ 3,741,917        3,711,906       2,642,798        2,586,081       2,624,447
Deposits:
   Interest-bearing:
    Savings                                           $ 1,063,799        1,049,151         654,320          646,284         666,003
    Checking                                          $   908,309          869,556         538,967          540,999         540,274
    Certificates of deposit                           $ 1,055,993        1,131,373         991,545          973,070         982,903
   Noninterest-bearing                                $   290,926          248,970         170,384          158,915         166,059
                                                      -----------      -----------     -----------      -----------     -----------
      Total deposits                                  $ 3,319,027        3,299,050       2,355,216        2,319,268       2,355,239

Short-term borrowings                                 $   196,006          154,383          87,148           85,020          67,564
Long-term borrowings                                  $   517,810          507,443         370,818          340,708         367,703
Stockholders' equity                                  $   925,750          938,023         728,174          723,047         718,390
Tangible equity (1)                                   $   577,814          589,043         613,476          607,963         610,587
Fair value adjustment included in
   stockholders' equity                               $    (9,298)           4,011            (341)           1,397           3,558
Common shares outstanding (2)                              79,332           79,712          66,326           66,370          66,228
Total loans serviced for others                       $   331,927          347,291         246,078          250,082         271,401

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CAPITAL

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Tier 1 risk based capital                                   16.66%           16.94%          17.94%           18.59%          18.70%
Total risk based capital                                    17.91%           18.19%          19.04%           19.70%          19.80%
Tier 1 (core) capital                                       11.37%           11.53%          11.92%           12.48%          12.40%
Tangible capital                                            11.37%           11.53%          11.87%           12.42%          12.34%
Equity to assets                                            18.42%           18.84%          20.29%           20.46%          20.17%
Book value per share (2)                              $     11.67            11.77           10.98            10.89           10.85
Tangible book value per share (1)                     $      7.28             7.39            9.25             9.16            9.22

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ASSET QUALITY DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Residential                                        $     4,685            4,410           3,905            3,605           3,395
   Home equity                                        $       484              440             401              310             467
   Commercial real-estate and multi-family            $     4,612            7,057           3,878            2,889           1,614
   Consumer                                           $       830              594             538              679           1,040
   Commercial business                                $     2,712            3,771           3,583            4,204           3,537
                                                      -----------      -----------     -----------      -----------     -----------
    Total non-performing loans                        $    13,323           16,272          12,305           11,687          10,053
Other non-performing assets                           $       400              563             543            1,196           1,375
                                                      -----------      -----------     -----------      -----------     -----------
Total non-performing assets                           $    13,723           16,835          12,848           12,883          11,428

Provision for credit losses                           $     3,104            1,750           2,007            1,757           2,208
Net loan charge-offs                                  $     2,436            1,054           1,806            1,319           1,340
Net charge-offs to average loans (annualized)                0.32%            0.14%           0.31%            0.23%           0.24%
Provision for credit losses as a
   percentage of net loan charge-offs                      127.42%          166.03%         111.13%          133.21%         164.78%
Total non-performing loans to total loans                    0.42%            0.53%           0.54%            0.51%           0.44%
Total non-performing assets as a
   percentage of total assets                                0.27%            0.34%           0.36%            0.36%           0.32%
Allowance for credit losses to total loans                   1.31%            1.33%           1.11%            1.09%           1.08%
Allowance for credit losses
   to non-performing loans                                 311.00%          250.53%         206.58%          215.79%         246.50%
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Personnel FTE                                               1,196            1,177             944              915             891
Number of banking centers                                      70               68              47               46              46

First Niagara Financial Group, Inc.
Exhibit 99.1 - Summary of Quarterly Financial Data (Cont'd)

                                                         2004                                          2003
                                        ------------------------------------   ---------------------------------------------------
                                        Year-to Date    Second       First      Year Ended     Fourth        Third         Second
                                          June 30,     Quarter      Quarter    December 31,    Quarter      Quarter       Quarter
                                        ------------   --------     --------   ------------   --------      --------      --------
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SELECTED OPERATIONS DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Interest income                           $108,806       55,750       53,056      169,959       42,450        41,984        42,602
Interest expense                          $ 33,268       16,815       16,453       62,544       14,197        14,836        15,976
                                          --------     --------     --------     --------     --------      --------      --------
    Net interest income                   $ 75,538       38,935       36,603      107,415       28,253        27,148        26,626
Provision for credit losses               $  4,854        3,104        1,750        7,929        2,007         1,757         2,208
                                          --------     --------     --------     --------     --------      --------      --------
    Net interest income after
     provision for credit losses          $ 70,684       35,831       34,853       99,486       26,246        25,391        24,418

Noninterest income:
   Banking services                       $  9,144        4,934        4,210       16,445        4,110         4,289         4,246
   Risk management services               $  8,890        4,442        4,448       14,765        4,007         3,818         3,631
   Wealth management services             $  2,335        1,261        1,074        3,525          726           775         1,052
   Lending and leasing                    $  1,852          929          923        3,617          906           853           959
   Bank-owned life insurance              $  2,075        1,208          867        3,502          809         1,141           799
   Net realized gains (losses) on
    securities available for sale         $     60           --           60            9           51           (24)           (2)
   Other                                  $    882          613          269        1,516          544           523           119
                                          --------     --------     --------     --------     --------      --------      --------
    Total noninterest income              $ 25,238       13,387       11,851       43,379       11,153        11,375        10,804

Noninterest expense:
   Salaries and benefits                  $ 31,798       15,915       15,883       50,377       12,743        13,037        12,025
   Occupancy and equipment                $  6,476        3,120        3,356        9,315        2,331         2,284         2,259
   Technology and communications          $  5,338        2,772        2,566        9,647        2,397         2,553         2,337
   Marketing and advertising              $  2,337        1,381          956        3,205          541           810           786
   Professional services                  $  1,768          987          781        2,210          977           461           410
   Amortization of intangibles            $  2,205        1,164        1,041        1,384          378           398           290
   Other                                  $  8,506        4,510        3,996       12,139        3,371         2,877         2,965
                                          --------     --------     --------     --------     --------      --------      --------
    Total noninterest expense             $ 58,428       29,849       28,579       88,277       22,738        22,420        21,072

    Income from continuing
     operations before income taxes       $ 37,494       19,369       18,125       54,588       14,661        14,346        14,150
Income taxes from continuing
 operations                               $ 12,566        6,356        6,210       18,646        4,551         5,042         5,073
                                          --------     --------     --------     --------     --------      --------      --------
    Income from continuing operations     $ 24,928       13,013       11,915       35,942       10,110         9,304         9,077
Income (loss) from discontinued
 operations, net of tax (3)               $     --           --           --          164          (22)           --            23
                                          --------     --------     --------     --------     --------      --------      --------
    Net income                            $ 24,928       13,013       11,915       36,106       10,088         9,304         9,100
                                          ========     ========     ========     ========     ========      ========      ========

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STOCK AND RELATED PER SHARE DATA

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Net income per share:
   Basic                                  $   0.32         0.16         0.15         0.55         0.15          0.14          0.14
   Diluted                                $   0.31         0.16         0.15         0.53         0.15          0.14          0.13
Cash dividends                            $   0.14         0.07         0.07         0.22         0.06          0.06          0.05
Dividend payout ratio                        43.75%       43.75%       46.67%       40.00%       40.00%        42.86%        35.71%
Dividend yield (annualized)                   2.35%        2.35%        2.06%        1.47%        1.59%         1.58%         1.44%
Market price (NASDAQ: FNFG):
   High                                   $  15.78        14.13        15.78        16.55        15.64         16.55         14.20
   Low                                    $  11.49        11.49        13.32        10.11        13.85         13.70         11.40
   Close                                  $  12.00        12.00        13.64        14.97        14.97         15.09         13.92

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SELECTED RATIOS
(Annualized)
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Net income:
   Return on average assets                   1.03%        1.05%        1.02%        1.02%        1.13%         1.04%         1.02%
   Return on average equity                   5.45%        5.60%        5.29%        5.19%        5.50%         5.13%         5.09%
   Return on average tangible
    equity (1)                                8.41%        8.93%        7.91%        6.15%        6.53%         6.08%         5.99%

As a percentage of average assets:
   Noninterest income                         1.05%        1.08%        1.01%        1.23%        1.25%         1.27%         1.21%
   Noninterest expense                        2.43%        2.41%        2.44%        2.50%        2.54%         2.51%         2.36%
                                          --------     --------     --------     --------     --------      --------      --------
    Net overhead                              1.38%        1.33%        1.43%        1.27%        1.29%         1.24%         1.15%
Efficiency ratio                             57.98%       57.05%       58.98%       58.54%       57.70%        58.20%        56.30%

First Niagara Financial Group, Inc.
Exhibit 99.1 - Summary of Quarterly Financial Data (Cont'd)

                                                      2004                                             2003
                                    ---------------------------------------   -----------------------------------------------------
                                    Year-to Date     Second        First       Year Ended     Fourth         Third         Second
                                      June 30,       Quarter      Quarter     December 31,    Quarter       Quarter       Quarter
                                    ------------   ----------    ----------   ------------   ----------    ----------    ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                         $4,844,087     4,986,412     4,701,761     3,531,697     3,545,301     3,540,403     3,579,903
Total interest-earning assets        $4,240,514     4,361,984     4,117,336     3,226,208     3,228,756     3,230,971     3,280,842
Fed funds and other short-term
 investments                         $   41,648        24,166        59,130       220,330       137,175       167,878       282,842
Securities, at amortized cost        $1,170,879     1,221,772     1,119,987       737,703       774,734       759,271       734,489
Loans (4)                            $3,013,831     3,099,987     2,927,675     2,255,703     2,308,146     2,294,650     2,250,864
Goodwill and other intangibles       $  323,917       348,534       299,300       109,207       114,876       112,446       107,631
Interest-bearing liabilities:
   Savings accounts                  $  992,964     1,056,289       929,639       670,785       646,954       654,076       676,024
   Checking                          $  854,935       893,854       816,016       525,346       537,431       550,020       527,440
   Certificates of deposit           $1,121,153     1,095,011     1,147,295       998,428       992,314       966,017     1,021,369
   Other borrowed funds              $  641,432       672,731       610,134       431,299       426,005       425,166       436,178
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total interest-bearing
     liabilities                     $3,610,484     3,717,885     3,503,084     2,625,858     2,602,704     2,595,279     2,661,011

Interest-bearing deposits            $2,969,052     3,045,154     2,892,950     2,194,559     2,176,699     2,170,113     2,224,833
Noninterest-bearing deposits         $  252,553       271,090       234,016       155,546       163,960       167,862       149,727
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
   Total deposits                    $3,221,605     3,316,244     3,126,966     2,350,105     2,340,659     2,337,975     2,374,560

Stockholders' equity                 $  919,965       934,769       905,161       695,914       727,413       719,606       716,980
Tangible equity (1)                  $  596,048       586,235       605,861       586,707       612,537       607,160       609,349
Common shares outstanding (2):
   Basic                                 78,501        79,595        77,407        66,111        66,289        66,276        66,126
   Diluted                               79,826        80,731        78,917        67,754        67,941        68,002        67,722

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SELECTED AVERAGE YIELDS/RATES

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Investment securities                      2.77%         2.77%         2.78%         2.35%         2.76%         2.12%         1.82%
Loans                                      6.16%         6.12%         6.20%         6.64%         6.37%         6.50%         6.80%
    Total interest-earning assets          5.14%         5.12%         5.16%         5.27%         5.24%         5.18%         5.20%

Savings accounts                           0.91%         0.93%         0.88%         1.01%         0.75%         0.84%         0.96%
Interest-bearing checking                  0.87%         0.89%         0.86%         0.91%         0.83%         0.85%         0.85%
Certificates of deposit                    2.22%         2.14%         2.29%         2.93%         2.61%         2.83%         3.03%
Other borrowed funds                       3.99%         3.92%         4.07%         5.04%         4.95%         5.03%         5.07%
    Total interest-bearing
     liabilities                           1.85%         1.82%         1.89%         2.38%         2.16%         2.27%         2.41%

Net interest rate spread                   3.29%         3.30%         3.27%         2.89%         3.08%         2.91%         2.79%
Net interest rate margin                   3.56%         3.57%         3.56%         3.33%         3.50%         3.36%         3.25%

----------

(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc., its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." First quarter 2003 amounts include the net gain realized on the sale of $208,000.
(4)   Net of deferred costs and unearned discounts.